Exhibit 3(B)

WACHOVIA PREFERRED FUNDING CORP.

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF
•% NON-CUMULATIVE SERIES A PREFERRED SECURITIES

Wachovia Preferred Funding Corp., a corporation organized under the laws of the State of Delaware (the “Company”), pursuant to Section 151 of the Delaware General Corporation Law,

DOES HEREBY CERTIFY:

FIRST, that the Company is duly incorporated and is in good standing under the laws of the State of Delaware; and

SECOND, that pursuant to the authority vested in the Board of Directors of the Company (the “Board of Directors”) by Article FOUR of the Company’s Certificate of Incorporation, the Board of Directors duly adopted, by the unanimous written consent of its directors as of •, 2002, the following resolutions:

NOW THEREFORE, BE IT RESOLVED, that out of the total 75,001,000 shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), authorized by Article FOURTH of the Company’s Certificate of Incorporation, the Board of Directors shall and hereby does provide for the designation of a series of 30,000,000 shares of Preferred Stock which shall be issued in a single series to be known as “•% Non-cumulative Series A Preferred Securities” (the “Series A Preferred Securities”). The Series A Preferred Securities shall have, to the extent that such powers, preferences and rights and such qualifications, limitations and restrictions are not otherwise set forth in the Company’s Certificate of Incorporation, the powers, preferences and rights and qualifications, limitations and restrictions set forth below:

Section 1.    Defined Terms.    As used herein, the following terms have the meanings specified below:

“Affiliate” of any specified Person shall mean (i) any other Person which, directly or indirectly, is in Control of, is controlled by or is under common Control with such specified Person, or (ii) any other Person who is a director or executive officer (A) of such specified Person, (B) of any subsidiary of such specified Person, or (C) of any Person described in clause (i) above.

“Beneficial Ownership” means the ownership of securities either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner”, “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks located in the City of New York, New York or Charlotte, North Carolina generally are authorized or required by law or regulation to close.

“Certificate” means this Certificate of Designations, Preferences and Rights of •% Non-Cumulative Series A Preferred Securities.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Conditional Exchange” shall have the meaning set forth in Section 3(a).

“Control” means the power, direct or indirect, to direct or cause the direction of the management and policies of any Person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Depositary Company” shall have the meaning set forth in Section 6(c).

“Depositary Share” means a depositary share representing a one-sixth interest in one share of Wachovia Preferred Stock.

“Dividend Payment” shall have the meaning set forth in Section 2(a).

“Dividend Payment Date” shall have the meaning set forth in Section 2(a).

“Dividend Period” shall have the meaning set forth in Section 2(a).

“Dividend Record Date” shall have the meaning set forth in Section 2(a).

“Exchange Agreement” means the Exchange Agreement, of even date herewith, between the Company and Wachovia.

“Federal Reserve Board” means the United States Board of Governors of the Federal Reserve System.

“FFO” means funds from operations and is equal to net income, calculated according to GAAP, plus depreciation of real or personal property used to generate income, less any gain on the sale of real estate plus any loss on the sale of real estate.

“GAAP” means United States generally accepted accounting principles.

“Indebtedness” means all indebtedness for borrowed money and any guarantees of indebtedness for borrowed money.

“Independent Director” means a director of the Company who satisfies the definition of being “independent” as set forth in the Corporate Governance Standards of the New York Stock Exchange, as amended from time to time.

“Initial Dividend Period” shall have the meaning set forth in Section 2(a).

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Company Act Event” means a determination by the Company, based on the receipt by the Company of an opinion of counsel, rendered by a law firm experienced in such matters, in form and substance satisfactory to the Company, which states that there is a significant risk that the Company is or will be considered an “investment company” that is required to be registered under the Investment Company Act, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency, or regulatory authority.

“Junior Securities” means the Common Stock and all other classes and series of securities of the Company which rank below the Series A Preferred Securities as to dividend rights and rights upon liquidation, winding up, or dissolution, including, without limitation, the Series C Preferred Securities.

“OCC” means the United States Office of the Comptroller of the Currency.

“Parity Securities” means any outstanding class or series of preferred stock of the Company ranking, in accordance to its terms, as to dividends and upon voluntary or involuntary liquidation, dissolution or winding-up of affairs of the Company on parity with the Series A Preferred Securities, including, without limitation, (i) the Series B Preferred Securities and (ii) the Series D Preferred Securities.

“Permitted Indebtedness” means Indebtedness incurred by the Company in an aggregate amount not to exceed 20% of the Company’s stockholders’ equity as determined in accordance with GAAP.

“Person” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity or any government or agency or political subdivision thereof and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; provided, however, that it does not include an underwriter which participates in a public offering of the Series A Preferred Securities for a period of 25 days following the purchase by such underwriter of such securities.

“Redemption Date” shall have the meaning set forth in Section 6(c).

“Redemption Price” shall have the meaning set forth in Section 6(b).

“Regulatory Capital Event” means a determination by the Company, based on the receipt by the Company of an opinion of counsel, rendered by a law firm experienced in such matters, in form and substance satisfactory to the Company, which states that there is a significant risk that the Series A Preferred Securities will no longer constitute Tier 1 capital of Wachovia Bank or Wachovia for purposes of the capital adequacy guidelines or policies of the OCC or the Federal Reserve Board, or their respective successor as Wachovia Bank’s and Wachovia’s, respectively, primary Federal banking regulator, as a result of (i) any amendments to, clarification of, or change in applicable laws or related regulations or official interpretations or policies, or (ii) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations.

“REIT” means a real estate investment trust within the meaning of the Code.

“Series B Preferred Securities” means the Floating Rate Non-Cumulative Series B Preferred Securities, par value $0.01 per share, of the Company.

“Series C Preferred Securities” means the Floating Rate Cumulative Series C Preferred Securities, par value $0.01 per share, of the Company.

“Series D Preferred Securities” means the 8.5% Non-Cumulative Series D Preferred Securities, par value $0.01 per share, of the Company.

“Supervisory Event” means the occurrence of one of the following: (i) Wachovia Bank becomes “undercapitalized” under prompt corrective action regulations, (ii) Wachovia Bank is placed into conservatorship or receivership, or (iii) the OCC, in its sole discretion, anticipates Wachovia Bank becoming “undercapitalized” in the near term or takes supervisory action that limits the payment of dividends by the Company and in connection therewith directs an exchange of the Series A Preferred Securities for the Wachovia Preferred Stock.

“Tax Event” means a determination by the Company, based on the receipt by the Company of an opinion of counsel, rendered by a law firm experienced in such matters, in form and substance satisfactory to the Company, which states that there is a significant risk that dividends paid or to be paid by the Company with respect to its capital stock are not or will not be fully deductible by the Company for United States Federal income tax purposes, or that the Company is or will be subject to additional taxes, duties, or other governmental charges, in an amount the Company reasonably determines to be significant as a result of (i) any amendment to, clarification of, or change in, the laws, treaties, or related regulations of the United States or any of its political subdivisions or their taxing authorities affecting taxation, or (ii) any judicial decision, official administrative pronouncement, published or private ruling, technical advice memorandum, Chief Counsel Advice, as such term is defined in the Code, regulatory procedure, notice, or official announcement, which amendment, clarification, or change is effective, or such official pronouncement or decision is announced, on or after the date of issuance of the Series A Preferred Securities.

“Transfer” means any sale, transfer, gift, assignment, devise or other disposition of the Series A Preferred Securities, including, but not limited to, (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of such securities, or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Series A Preferred Securities, whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

“Wachovia” means Wachovia Corporation, a corporation organized under the laws of the State of North Carolina.

“Wachovia Bank” means Wachovia Bank, National Association, a national banking association.

“Wachovia Holding” means Wachovia Preferred Holding Corp., a corporation organized under the laws of the State of California.

“Wachovia Preferred Stock” means the Series G, Class A Preferred Stock, no par value per share and having a liquidation preference of $150.00 per share, of Wachovia.

Section 2.    Dividends.    (a)    The dividend rate for the Series A Preferred Securities shall be •% per share per annum of the initial liquidation preference of $25.00 per share, accruing from the date of its issuance to and including the last day of March, the last day of June, the last day of September or the last day of December, whichever occurs first after such issuance (the “Initial Dividend Period”) and for each dividend payment period thereafter, commencing on April 1, July 1, October 1 or January 1, as the case may be, of each year and ending on and including the day next preceding the first day of the next such dividend payment period (including the Initial Dividend Period, each a “Dividend Period”), payable to holders of record thereof on the respective record dates fixed for such purpose by the Board of Directors in advance of payment of such dividend, which shall be the 15th calendar day of the last calendar month of the applicable Dividend Period (each, a “Dividend Record Date”). If such Dividend Record Date is not a Business Day then the Dividend Record Date for the applicable Dividend Period shall be the first Business Day immediately following the 15th calendar day of the last calendar month of the applicable Dividend Period, except if such Business Day falls in the calendar month following the last calendar month of the applicable Dividend Period, the Dividend Record Date shall be the last Business Date immediately preceding the 15th calendar day of the last calendar month of the applicable Dividend Period. Until no longer outstanding, the holders of the Series A Preferred Securities shall be entitled to receive such cash dividends, and the Company shall be bound to pay the same, but only as, if and when declared by the Board of Directors, out of funds legally available for the payment thereof (each a “Dividend Payment”), on March 31, June 30, September 30 and December 31 of each year (each a “Dividend Payment Date”) for the Dividend Periods ending on such dates, respectively. If a Dividend Payment Date is not a Business Day, the Dividend Payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date, except if such Business Day falls in a different calendar year than such Dividend Payment Date, such Dividend Payment shall be paid on the last Business Date immediately preceding such Dividend Payment Date. The amount of dividends payable for the Initial Dividend Period or any period shorter than a full Dividend Period shall be computed on the basis of a 360-day year having 30-day months and the actual number of days elapsed in the period.

(b)    Dividends shall be non-cumulative. If the Board of Directors fails to declare a dividend on the Series A Preferred Securities for a Dividend Period, then holders of the Series A Preferred Securities shall have no right to receive a dividend for that Dividend Period, and the Company shall have no obligation to pay a dividend for that Dividend Period, whether or not dividends are declared and paid for any future Dividend Period, with respect to either the Series A Preferred Securities, other series of preferred stock of the Company, or the Common Stock.

(c)    Holders of Series A Preferred Securities shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends for each Dividend Period, as herein provided, on the Series A Preferred Securities. No interest, or sum of money in lieu of interest, shall be payable in respect of any Dividend Payment or Dividend Payments or failure to make any Dividend Payment or Dividend Payments.

(d)    If full dividends on the Series A Preferred Securities for any Dividend Period have not been declared and paid, or a sum sufficient for such payment has not been set apart for such payment, no dividends shall be declared or paid or set aside for payment and no other distribution shall be declared or made or set aside for payment upon any shares of Junior Securities, nor shall any shares of Junior Securities be redeemed, purchased, or otherwise acquired for any consideration, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company, except by conversion into or exchange for other Junior Securities, until such time when dividends on all outstanding Series A Preferred Securities have been (i) declared and paid for three consecutive Dividend Periods, and (ii) declared and paid or declared and a sum sufficient for such payment has been set apart for payment for the fourth consecutive Dividend Period.

(e)    When dividends are not paid in full on, or a sum sufficient for such full payment is not set apart for, the Series A Preferred Securities and any Parity Securities, all dividends declared upon the Series A Preferred Securities and any Parity Securities shall be declared pro rata so that the amount of dividends declared per each share of Series A Preferred Securities and per each share of such other Parity Security shall in all cases bear to each other the same ratio that (i) full dividends per each share of Series A Preferred Security for the then-current Dividend Period, not including any accumulation in respect of unpaid dividends for prior Dividend Periods, and (ii) full dividends, including required or permitted accumulations, if any, on each share of such Parity Security, bear to each other.

Section 3.    Conditional Exchange.    (a) If the OCC so directs upon the occurrence of a Supervisory Event, each Series A Preferred Security then outstanding shall be exchanged automatically for one newly issued Depositary Share (a “Conditional Exchange”).

(b) Upon the occurrence of a Conditional Exchange, each holder of Series A Preferred Securities shall be unconditionally obligated to surrender to Wachovia any certificates representing the Series A Preferred Securities owned by such holder on the date and time provided in Section 3(c), and Wachovia shall be unconditionally obligated to issue to such holder, in exchange for each such Series A Preferred Security surrendered, a Depositary Share on a share-for-share basis pursuant to the Exchange Agreement. Any Series A Preferred Securities purchased or redeemed by the Company prior to the time of exchange shall not be deemed outstanding and shall not be subject to the Conditional Exchange.

(c) The Conditional Exchange shall occur as of 8:00 a.m. Eastern Time on the date for such exchange set forth in the applicable OCC directive, or, if such date is not set forth in the directive, as of 8:00 a.m. Eastern Time on the earliest possible date such exchange could occur consistent with the directive, as evidenced by the issuance by Wachovia of a press release prior to such time. As of the time of the Conditional Exchange, all of the Series A Preferred Securities shall be cancelled and will cease to be outstanding without any further action by the Company or the holders thereof, all rights of the holders of Series A Preferred Securities as the Company’s stockholders shall cease, and such persons shall be, for all purposes, solely holders of Depositary Shares.

(d) Within 30 days of the occurrence of a Supervisory Event and the issuance by the OCC of a directive requiring a Conditional Exchange, the Company shall cause to be mailed a notice to each of the holders of record of the Series A Preferred Securities setting forth (i) the occurrence of a Supervisory Event and directive requiring a Conditional Exchange and (ii) instructions where such holders of record shall deliver the certificates representing the Series A Preferred Securities in exchange for Depositary Shares. Wachovia shall, pursuant to the Exchange Agreement, deliver to each such holder of record of the Series A Preferred Securities Depositary Shares upon surrender of the certificates representing the Series A Preferred Securities. Any such notice to the holders of record of the Series A Preferred Securities shall be addressed to each such holder at his last known address shown on the records of the Company and the time of mailing of such notice shall be deemed to be the time of the giving thereof. Until replacement certificates representative of Depositary Shares are delivered or in the event such replacement certificates are not delivered, any certificates previously representing Series A Preferred Securities shall be deemed for all purposes to represent Depositary Shares.

Section 4.    Liquidation Preference.    (a) The amount payable on the Series A Preferred Securities in the event of any voluntary or involuntary liquidation, dissolution,

or winding-up of affairs of the Company shall be $25.00 per share, plus authorized, declared but unpaid dividends up to the date of such liquidation, dissolution, or winding-up of affairs of the Company, and no more before any distribution shall be made to the holders of any shares of Junior Securities. The holders of Series A Preferred Securities shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution, or winding-up of affairs of the Company other than what is expressly provided for in this Section 4(a).

(b) If the amounts available for distribution in respect of the Series A Preferred Securities and any Parity Securities are not sufficient to satisfy the full liquidation rights of all of the outstanding Series A Preferred Securities and any Parity Securities, then the holders of the Series A Preferred Securities and any Parity Securities shall share ratably in any such distribution of assets in proportion to the full respective liquidation preference to which they are entitled.

(c) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a dissolution, liquidation or winding up of the Company, nor shall the merger or consolidation of the Company into or with any other corporation or association or the merger or consolidation of any other corporation or association into or with the Company be deemed to be a dissolution, liquidation or winding up of the Company.

Section 5.    Voting Rights.    (a) The holders of the Series A Preferred Securities shall be entitled to 1/10th of one vote per Series A Preferred Security on all matters to be voted on by the stockholders of the Company. The holders of the Series A Preferred Securities shall vote as a single class with (i) the holders of Common Stock and (ii) the holders of any other class of securities of the Company entitled, by the terms of such securities, to vote as a single class with the holders of Common Stock.

(b) If full dividends on the Series A Preferred Securities and any Parity Securities have not been paid, or declared and set aside for payment, for six Dividend Periods, the number of the Company’s directors shall be increased by two. Subject to compliance with any requirement for regulatory approval of, or non-objection to, persons serving as directors, the holders of Series A Preferred Securities, voting together as a single and separate class with the holders of any Parity Securities having the same voting rights as those of the Series A Preferred Securities, shall have the right to elect two Independent Directors in addition to the directors then in office at the Company’s next annual meeting of stockholders. The right to elect such additional directors shall continue as set forth herein at each subsequent annual meeting until such time when dividends on all outstanding Series A Preferred Securities have been (i) declared and paid for three consecutive Dividend Periods, and (ii) declared and paid or declared and a sum sufficient for such payment has been set apart for payment for the fourth consecutive Dividend Period. The term of such additional Independent Directors shall terminate, and the total number of directors shall be decreased by two upon the first annual meeting of stockholders after such time when dividends on all outstanding Series A Preferred

Securities have been (i) declared and paid for three consecutive Dividend Periods, and (ii) declared and paid or declared and a sum sufficient for such payment has been set apart for payment for the fourth consecutive Dividend Period or, if earlier, upon the redemption of all Series A Preferred Securities or a Conditional Exchange. After the term of such additional Independent Directors terminates as set forth herein, the holders of the Series A Preferred Securities shall not be permitted to elect any additional directors in the manner provided for in this Section 5(b) unless dividends on the Series A Preferred Securities and the holders of any Parity Securities have again not been paid, or declared and set aside for payment, for six Dividend Periods. Any Independent Director elected by the holders of Series A Preferred Securities may only be removed by the vote of the holders of record of the then outstanding Series A Preferred Securities and the holders of any Parity Securities entitled to vote, voting together as a single class with the holders of any Parity Securities having the same voting rights as those of the Series A Preferred Securities at a meeting of the Company’s stockholders called for that purpose. For so long as dividends on the Series A Preferred Securities have not been paid for six Dividend Periods, (i) any vacancy created by the removal of any such director may be filled only by the vote of the holders of the outstanding Series A Preferred Securities and the holders of any Parity Securities entitled to vote, voting together as a single class with the holders of any Parity Securities having the same voting rights as those of the Series A Preferred Securities at the same meeting at which such removal is considered, and (ii) any other vacancy in the office of any such director as a result of the director’s death or resignation or for any other reason may be filled by an instrument in writing signed by any such remaining director and filed with the Company.

(c) For so long as any Series A Preferred Securities are outstanding, the Company shall not, without the consent or vote of the holders of at least two-thirds of the then outstanding Series A Preferred Securities, voting separately as a single class, (i) amend, alter, or repeal or otherwise change any provision of the Company’s Certificate of Incorporation, or this Certificate, if such amendment, alteration, repeal, or change would materially and adversely affect the preferences, conversion, or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of the Series A Preferred Securities, (ii) authorize, create, or increase the authorized amount of or issue any class or series of any of the Company’s equity securities, or any warrants, options, or other rights exercisable for or convertible or exchangeable into any class or series of any of the Company’s equity securities, ranking senior to the Series A Preferred Securities, either as to dividend rights or rights on the Company’s liquidation, dissolution, or winding up, and (iii) effect its consolidation, conversion, or merger with or into, or a share exchange with, another entity, provided, that the Company may consolidate or merge with or into, or enter into a share exchange with, another entity without the consent of the holders of the Series A Preferred Securities if (A) such entity is an entity that is controlled by or under common control with Wachovia, (B) such entity is a corporation, business trust, limited liability company, or other entity organized under the laws of the United States or a political subdivision thereof that is not regulated as an “investment company” under the Investment Company Act and that, according to an opinion of counsel rendered by a firm experienced in such matters, is a REIT, (C) such other entity expressly assumes all of the Company’s obligations and commitments pursuant to such consolidation, merger, or share exchange, (D) the outstanding Series A Preferred Securities are exchanged for or converted into shares of the surviving entity having preferences, limitations, and relative voting and other rights substantially identical to those of the Series A Preferred Securities, including limitations on personal liability of the stockholders, (E) after giving effect to such merger, consolidation, or share exchange, no breach, or event which, with the giving of notice or passage of time or both, could become a breach, by the Company of obligations under its Certificate of Incorporation or this Certificate shall have occurred and be continuing, and (F) the Company has received written notice from each of the rating agencies rating the Series A Preferred Securities, and delivered a copy thereof to the transfer agent, confirming that such merger, consolidation or share exchange will not result in a reduction of the rating assigned by any of such rating agencies to the Series A Preferred Securities or the preferred interests of any surviving corporation, trust, or entity issued in replacement of the Series A Preferred Security.

(d) For so long as the Series A Preferred Securities are outstanding, except with the consent or affirmative vote of the holders of at least two-thirds of the Series A Preferred Securities, voting as a separate class, the Company shall not (i) make or permit to be made any payment to Wachovia Bank, or its Affiliates, relating to the Company’s Indebtedness or beneficial interests in the Company when the Company is otherwise precluded from making payments in respect of its Junior Securities, or make or permit such payment to be made in anticipation of any liquidation, dissolution, or winding up, (ii) incur Indebtedness at any time other than Permitted Indebtedness, (iii) pay dividends on the Company’s Junior Securities unless the Company’s FFO for the four prior fiscal quarters equals or exceeds 150% of the amount that would be required to pay full annual dividends on the Series A Preferred Securities as well as any Parity Securities, except as may be necessary to maintain the Company’s status as a REIT, (iv) make any payment of interest or principal with respect to the Company’s Indebtedness to Wachovia Bank or its affiliates unless FFO for the four prior fiscal quarters equals or exceeds 150% of the amount that would be required to pay full annual dividends on the Series A Preferred Securities as well as any Parity Securities, except as may be necessary to maintain the Company’s status as a REIT, (v) amend or otherwise change the Company’s policy of reinvesting the proceeds of its assets in other interest-earning assets such that the Company’s FFO over any period of four fiscal quarters shall be anticipated to equal or exceed 150% of the amount that would be required to pay full annual dividends on the Series A Preferred Securities as well as any Parity Securities, except as may be necessary to maintain the Company’s status as a REIT, (vi) issue any additional shares of the Company’s Common Stock in an amount that would result in Wachovia Holdings and Wachovia or their respective Affiliates owning less than 100% of the outstanding shares of Common Stock, or (vii) remove “Wachovia” from the Company’s name unless the name of either Wachovia or Wachovia Bank changes and such name change is consistent with the new name of either Wachovia or Wachovia Bank.

Section 6.    Redemption.    (a) The Series A Preferred Securities shall not be redeemable by the Company prior to •, 2022, except upon the occurrence of a Tax Event, an Investment Company Act Event, or a Regulatory Capital Event.

(b)    Prior to •, 2022, upon the occurrence of a Tax Event, an Investment Company Act Event, or a Regulatory Capital Event and with the prior approval of the OCC, the Company, at the option of the Board of Directors, may redeem the outstanding Series A Preferred Securities, in whole, but not in part, at a price equal to $25.00 per share of Class A Preferred Securities, plus authorized, declared but unpaid dividends to the Redemption Date, without interest, on shares redeemed (collectively, the “Redemption Price”) from funds legally available for such purpose. On or after •, 2022, the Company may redeem the Series A Preferred Securities for cash, with the prior approval of the OCC, in whole or in part, at any time and from time to time for the Redemption Price from funds legally available for such purpose. In the event the Company redeems fewer than all the outstanding Series A Preferred Securities, the shares to be redeemed shall be determined by lot, pro rata, or by such other method as the Board of Directors in its sole discretion determines.

(c)    Not more than 60 days and not less than 30 days prior to the date established for such redemption by the Board of Directors (the “Redemption Date”), notice of the proposed redemption shall be mailed to the holders of record of the Series A Preferred Securities to be redeemed, such notice to be addressed to each such stockholder at his last known address shown on the records of the Company, and the time of mailing such notice shall be deemed to be the time of the giving thereof. On or after the Redemption Date, the Series A Preferred Securities called for redemption shall automatically, and without further action on the part of the holder thereof, be deemed to have been redeemed and the former holder thereof shall thereupon only be entitled to receive payment of the Redemption Price. If such notice of redemption shall have been given as aforesaid, and if on or before the Redemption Date the funds necessary for the redemption shall have been set aside so as to be available therefore, then the dividends thereon shall cease to accrue after the Redemption Date and all rights with respect to the Series A Preferred Securities so called for redemption shall forthwith after such Redemption Date cease, except the right of the holders to receive the Redemption Price, without interest. If such notice of redemption of all or any part of the Series A Preferred Securities shall have been mailed as aforesaid and the Company shall thereafter deposit money for the payment of the Redemption Price pursuant thereto with any bank or trust company (the “Depositary Company”), including any Affiliate of the Company, selected by the Board of Directors for that purpose, to be applied to such redemption, then from and after the making of such deposit, such Series A Preferred Securities shall not be deemed to be outstanding for any purpose, and the rights of the holders thereof shall be limited to the rights to receive payment of the Redemption Price, without interest but including any declared, but unpaid, dividends to the Redemption Date, from the Depositary Company, if applicable, upon endorsement, if required, and surrender of the certificates therefore. The Company shall be entitled to receive, from time to time, from the Depositary Company, the interest, if any, allowed on such moneys deposited with it, and the holders of any Series A Preferred Securities so redeemed shall have no claim to any such interest. Any moneys so deposited and remaining unclaimed at the end of three years from the Redemption Date shall, if thereafter requested by resolution of the Board of Directors, be repaid to the Company, and in the event of such repayment to the

Company, such holders of record of the Series A Preferred Securities so redeemed which shall not have made claim against such moneys prior to such repayment to the Company shall be deemed to be unsecured creditors of the Company for an amount equivalent to the amount deposited as stated above for the redemption of the Series A Preferred Securities and so repaid to the Company, but shall in no event be entitled to any interest.

(d)    Subject to the provisions herein, the Board of Directors shall have authority to prescribe from time to time the manner in which the Series A Preferred Securities shall be redeemed.

(e)    Nothing contained herein shall limit any legal right of the Company to purchase any shares of the Series A Preferred Securities.

Section 7.    Conversion.    The holders of the Series A Preferred Securities shall not have any rights to convert such Series A Preferred Securities into shares of any other class of capital stock of the Company.

Section 8.    Rank.    Notwithstanding anything set forth in the Certificate of Incorporation of the Company or this Certificate to the contrary, the Board of Directors, without the vote of the holders of the Series A Preferred Securities, may authorize and issue additional shares of Junior Securities and/or Parity Securities. For so long as any Series A Preferred Securities remain outstanding, the Company may not, without the consent or approval of the holders of at least two-thirds of the outstanding Series A Preferred Securities, issue any series of stock ranking senior to Series A Preferred Securities as to dividends and upon voluntary or involuntary liquidation, dissolution or winding-up of affairs of the Company. Additional preferred stock ranking on parity with the Series A Preferred Securities may be issued without stockholder vote but such issuance shall require approval of a majority of Independent Directors.

Section 9.    Restrictions on Ownership and Transfer.    (a) Any Transfer that, if effective, would result in the Series A Preferred Securities, Series B Preferred Securities, Series C Preferred Securities and Series D Preferred Securities, collectively, being Beneficially Owned by less than one hundred Persons, determined without reference to any rules of attribution, (i) shall be null and void ab initio as to the Transfer of such Series A Preferred Securities which would be otherwise Beneficially Owned by the transferee thereof, and (ii) such intended transferee shall acquire no rights whatsoever in such Series A Preferred Securities.

(b)    Any Transfer that, if effective, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code, (i) shall be null and void ab initio as to the Transfer of such Series A Preferred Securities which would cause the Company to be “closely held” within the meaning of Section 856(h) of the Code, and (ii) the intended transferee thereof shall acquire no rights in such Series A Preferred Securities.

(c)    If the Board of Directors or its properly authorized designees shall at any time determine in good faith that a Transfer has taken place in violation of paragraphs (a)

and/or (b) of this Section 9 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any Series A Preferred Securities in violation of paragraphs (a) and/or (b) of this Section 9, the Board of Directors or its properly authorized designees shall take such action as it or they deem advisable to refuse to give effect or to prevent such Transfer (or any Transfer related to such intent), including, but not limited to, (i) refusing to give effect to such Transfer on the books of the Company, and/or (ii) instituting proceedings to enjoin such Transfer.

(d)    Any Person who acquires or attempts to acquire Beneficial Ownership of Series A Preferred Securities in violation of paragraphs (a) and/or (b) of this Section 9 shall immediately give written notice to the Company of such event.

(e)    Every Beneficial Owner of more than 2.0% of the outstanding Series A Preferred Securities shall, within 30 days after January 1 of each year, give written notice to the Company stating the name and address of such Beneficial Owner, the number of Series A Preferred Securities Beneficially Owned, and a description of how such securities are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT.

(f)    Each Person who is a Beneficial Owner of Series A Preferred Securities and each Person, including the holder of record who is holding Series A Preferred Securities for a Beneficial Owner shall provide to the Corporation such information as the Corporation shall request, in good faith, in order to determine the Company’s status as a REIT or to comply with regulations promulgated under the REIT provisions of the Code.

Section 10.    Repurchase.    Subject to the limitations imposed herein, the Company may purchase and sell Series A Preferred Securities from time to time to such extent, in such manner, and upon such terms as the Board of Directors may determine; provided however, that the Company shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Company is, or by such purchase would be, rendered insolvent.

IN WITNESS WHEREOF, Wachovia Preferred Funding Corp. has caused this certificate to be signed by Thomas J. Wurtz, its Executive Vice President, and attested by Robert L. Andersen, its Assistant Secretary, this • day of • , 2002.

WACHOVIA PREFERRED FUNDING CORP.

By:

Name: Thomas J. Wurtz Title: Executive Vice President

ATTEST:

By:

Name: Robert L. Andersen Title: Assistant Secretary

WACHOVIA PREFERRED FUNDING CORP.

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF
FLOATING RATE NON-CUMULATIVE SERIES B PREFERRED SECURITIES

Wachovia Preferred Funding Corp., a corporation organized under the laws of the State of Delaware (the “Company”), pursuant to Section 151 of the Delaware General Corporation Law,

DOES HEREBY CERTIFY:

FIRST, that the Company is duly incorporated and is in good standing under the laws of the State of Delaware; and

SECOND, that pursuant to the authority vested in the Board of Directors of the Company (the “Board of Directors”) by Article FOUR of the Company’s Certificate of Incorporation, the Board of Directors duly adopted, by the unanimous written consent of its directors as of • , 2002, the following resolutions:

NOW THEREFORE, BE IT RESOLVED, that out of the total 75,001,000 shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), authorized by Article FOURTH of the Company’s Certificate of Incorporation, the Board of Directors shall and hereby does provide for the designation of a series of 40,000,000 shares of Preferred Stock which shall be issued in a single series to be known as “Floating Rate Non-cumulative Series B Preferred Securities” (the “Series B Preferred Securities”). The Series B Preferred Securities shall have, to the extent that such powers, preferences and rights and such qualifications, limitations and restrictions are not otherwise set forth in the Company’s Certificate of Incorporation, the powers, preferences and rights and qualifications, limitations and restrictions set forth below:

Section 1.    Defined Terms.    As used herein, the following terms have the meanings specified below:

“Affiliate” of any specified Person shall mean (i) any other Person which, directly or indirectly, is in Control of, is controlled by or is under common Control with such specified Person, or (ii) any other Person who is a director or executive officer (A) of such specified Person, (B) of any subsidiary of such specified Person, or (C) of any Person described in clause (i) above.

“Applicable Rate” means, with respect to distributions on each Dividend Period, (i) a rate per annum equal to Three-Month LIBOR plus 1.83%, or (ii) upon the occurrence of an initial Fixed Rate Event and thereafter, a fixed rate equal to the Assigned Fixed Rate.

“Assigned Fixed Rate” means the fixed rate equal to the Applicable Rate on the date of the occurrence of the initial Fixed Rate Event.

“Beneficial Ownership” means the ownership of securities either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner”, “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks located in the City of New York, New York or Charlotte, North Carolina generally are authorized or required by law or regulation to close.

“Certificate” means this Certificate of Designations, Preferences and Rights of Floating Rate Non-Cumulative Series B Preferred Securities.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Conditional Exchange” shall have the meaning set forth in Section 3(a).

“Control” means the power, direct or indirect, to direct or cause the direction of the management and policies of any Person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Depositary Company” shall have the meaning set forth in Section 6(d).

“Depositary Share” means a depositary share representing a one-sixth interest in one share of Wachovia Preferred Stock.

“Dividend Payment” shall have the meaning set forth in Section 2(a).

“Dividend Payment Date” shall have the meaning set forth in Section 2(a).

“Dividend Period” shall have the meaning set forth in Section 2(a).

“Dividend Record Date” shall have the meaning set forth in Section 2(a).

“Exchange Agreement” means the Exchange Agreement, of even date herewith, between the Company and Wachovia.

“Federal Reserve Board” means the United States Board of Governors of the Federal Reserve System.

“FFO” means funds from operations and is equal to net income, calculated according to GAAP, plus depreciation of real or personal property used to generate income, less any gain on the sale of real estate plus any loss on the sale of real estate.

“Fixed Rate Event” means any Transfer with respect to all or a portion of the Series B Preferred Securities, subsequent to the initial issuance of the Series B Preferred Securities, through an initial public offering, private placement or otherwise, to any Person who is not an Affiliate of Wachovia.

“GAAP” means United States generally accepted accounting principles.

“Indebtedness” means all indebtedness for borrowed money and any guarantees of indebtedness for borrowed money.

“Independent Director” means a director of the Company who satisfies the definition of being “independent” as set forth in the Corporate Governance Standards of the New York Stock Exchange, as amended from time to time.

“Initial Dividend Period” shall have the meaning set forth in Section 2(a).

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Company Act Event” means a determination by the Company, based on the receipt by the Company of an opinion of counsel, rendered by a law firm experienced in such matters, in form and substance satisfactory to the Company, which states that there is a significant risk that the Company is or will be considered an “investment company” that is required to be registered under the Investment Company Act, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency, or regulatory authority.

“Junior Securities” means the Common Stock and all other classes and series of securities of the Company which rank below the Series B Preferred Securities as to dividend rights and rights upon liquidation, winding up, or dissolution, including, without limitation, the Series C Preferred Securities.

“LIBOR Business Day” means any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London and New York.

“LIBOR Determination Date” means, as to each Dividend Period, commencing with the Initial Dividend Period, the date that is two LIBOR Business Days prior to the first day of such Dividend Period.

“OCC” means the United States Office of the Comptroller of the Currency.

“Parity Securities” means any outstanding class or series of preferred stock of the Company ranking, in accordance to its terms, as to dividends and upon voluntary or involuntary liquidation, dissolution or winding-up of affairs of the Company on parity with the Series B Preferred Securities, including, without limitation, (i) the Series A Preferred Securities and (ii) the Series D Preferred Securities.

“Permitted Indebtedness” means Indebtedness incurred by the Company in an aggregate amount not to exceed 20% of the Company’s stockholders’ equity as determined in accordance with GAAP.

“Person” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity or any government or agency or political subdivision thereof and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; provided, however, that it does not include an underwriter which participates in a public offering of the Series B Preferred Securities for a period of 25 days following the purchase by such underwriter of such securities.

“Redemption Date” shall have the meaning set forth in Section 6(d).

“Redemption Price” shall have the meaning set forth in Section 6(a).

“Regulatory Capital Event” means a determination by the Company, based on the receipt by the Company of an opinion of counsel, rendered by a law firm experienced in such matters, in form and substance satisfactory to the Company, which states that there is a significant risk that the Series B Preferred Securities will no longer constitute Tier 1 capital of Wachovia Bank or Wachovia for purposes of the capital adequacy guidelines or policies of the OCC or the Federal Reserve Board, or their respective successor as Wachovia Bank’s and Wachovia’s, respectively, primary Federal banking regulator, as a result of (i) any amendments to, clarification of, or change in applicable laws or related regulations or official interpretations or policies, or (ii) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations.

“REIT” means a real estate investment trust within the meaning of the Code.

“Series A Preferred Securities” means the • % Non-Cumulative Series A Preferred Securities, par value $0.01 per share, of the Company.

“Series C Preferred Securities” means the Floating Rate Cumulative Series C Preferred Securities, par value $0.01 per share, of the Company.

“Series D Preferred Securities” means the 8.5% Non-Cumulative Series D Preferred Securities, par value $0.01 per share, of the Company.

“Supervisory Event” means the occurrence of one of the following: (i) Wachovia Bank becomes “undercapitalized” under prompt corrective action regulations, (ii) Wachovia Bank is placed into conservatorship or receivership, or (iii) the OCC, in its sole discretion, anticipates Wachovia Bank becoming “undercapitalized” in the near term or takes supervisory action that limits the payment of dividends by the Company and in connection therewith directs an exchange of the Series B Preferred Securities for the Wachovia Preferred Stock.

“Tax Event” means a determination by the Company, based on the receipt by the Company of an opinion of counsel, rendered by a law firm experienced in such matters, in form and substance satisfactory to the Company, which states that there is a significant risk that dividends paid or to be paid by the Company with respect to its capital stock are not or will not be fully deductible by the Company for United States Federal income tax purposes, or that the Company is or will be subject to additional taxes, duties, or other governmental charges, in an amount the Company reasonably determines to be significant as a result of (i) any amendment to, clarification of, or change in, the laws, treaties, or related regulations of the United States or any of its political subdivisions or their taxing authorities affecting taxation, or (ii) any judicial decision, official administrative pronouncement, published or private ruling, technical advice memorandum, Chief Counsel Advice, as such term is defined in the Code, regulatory procedure, notice, or official announcement, which amendment, clarification, or change is effective, or such official pronouncement or decision is announced, on or after the date of issuance of the Series B Preferred Securities.

“Three-Month LIBOR” means, with respect to any LIBOR Determination Date, a rate determined on the basis of the offered rates for three-month U.S. dollar deposits of not less than a principal amount equal to that which is representative for a single transaction in such market at such time, commencing on the second LIBOR Business Day immediately following such LIBOR Determination Date, which appears on US LIBOR Telerate Page 3750 as of approximately 11:00 a.m., London time, on such LIBOR Determination Date.

If on any LIBOR Determination Date no rate appears on US LIBOR Telerate Page 3750 as of approximately 11:00 a.m., London time, the Company shall on such LIBOR Determination Date require four major reference banks in the London interbank market selected by the Company to provide the Company with a quotation of the rate at which three-month deposits in U.S. dollars, commencing on the second LIBOR Business Day immediately following such LIBOR Determination Date, are offered by them to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to that which is representative for a single transaction in such market at such time. If at least two such quotations are provided, Three-Month LIBOR for such LIBOR Determination Date will be the arithmetic mean of such quotations as calculated by the Company. If fewer than two quotations are provided, Three-Month LIBOR for such LIBOR Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., London time, on such LIBOR Determination Date by three major banks in the London inter-bank market selected by the Company for loans in U.S. dollars to leading European banks, having a three-month maturity commencing on the second LIBOR Business Day immediately following such LIBOR Determination Date and in a principal amount equal to that which is representative for a single transaction in such market at such time; provided, however, that, if the banks selected as aforesaid by the Company are not quoting as mentioned in this sentence, Three-Month LIBOR for such LIBOR Determination Date will be the Three-Month LIBOR determined with respect to the immediately preceding Dividend Period.

“Transfer” means any sale, transfer, gift, assignment, devise or other disposition of the Series B Preferred Securities, including, but not limited to, (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of such securities, or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Series B Preferred Securities, whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

“Wachovia” means Wachovia Corporation, a corporation organized under the laws of the State of North Carolina.

“Wachovia Bank” means Wachovia Bank, National Association, a national banking association.

“Wachovia Holding” means Wachovia Preferred Holding Corp., a corporation organized under the laws of the State of California.

“Wachovia Preferred Stock” means the Series •, Class • Preferred Stock, no par value per share and having a liquidation preference of $150.00 per share, of Wachovia.

Section 2.    Dividends.    (a) The dividend rate for the Series B Preferred Securities shall be the Applicable Rate, accruing from the date of its issuance to and including the last day of March, the last day of June, the last day of September or the last day of December, whichever occurs first after such issuance (the “Initial Dividend Period”) and for each dividend payment period thereafter, commencing on April 1, July 1, October 1 or January 1, as the case may be, of each year and ending on and including the day next preceding the first day of the next such dividend payment period (including the Initial Dividend Period, each a “Dividend Period”), payable to holders of record thereof on the respective record dates fixed for such purpose by the Board of Directors in advance of payment of such dividend, which shall be the 15th calendar day of the last calendar month of the applicable Dividend Period (each, a “Dividend Record Date”). If such Dividend Record Date is not a Business Day then the Dividend Record Date for the applicable Dividend Period shall be the first Business Day immediately following the 15th calendar day of the last calendar month of the applicable Dividend Period, except if such Business Day falls in the calendar month following the last calendar month of the applicable Dividend Period, the Dividend Record Date shall be the last Business Date immediately preceding the 15th calendar day of the last calendar month of the applicable Dividend Period. Until no longer outstanding, the holders of the Series B Preferred Securities shall be entitled to receive such cash dividends, and the Company shall be bound to pay the same, but only as, if and when declared by the Board of Directors, out of funds legally available for the payment thereof (each a “Dividend Payment”), on March 31, June 30, September 30 and December 31 of each year (each, a “Dividend Payment Date”) for the Dividend Periods ending on such dates, respectively. If a Dividend Payment Date is not a Business Day, the Dividend Payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date, except if such Business Day falls in a different calendar year than such Dividend Payment Date, such Dividend Payment shall be paid on the last Business Date immediately preceding such Dividend Payment Date. The amount of dividends payable for the Initial Dividend Period or any period shorter than a full Dividend Period shall be computed on the basis of a 360-day year having 30-day months and the actual number of days elapsed in the period.

(b)    Dividends shall be non-cumulative. If the Board of Directors fails to declare a dividend on the Series B Preferred Securities for a Dividend Period, then holders of the Series B Preferred Securities shall have no right to receive a dividend for that Dividend Period, and the Company shall have no obligation to pay a dividend for that Dividend Period, whether or not dividends are declared and paid for any future Dividend Period, with respect to either the Series B Preferred Securities, other series of preferred stock of the Company, or the Common Stock.

(c)    Holders of Series B Preferred Securities shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends for each Dividend Period, as herein provided, on the Series B Preferred Securities. No interest, or sum of money in lieu of interest, shall be payable in respect of any Dividend Payment or Dividend Payments or failure to make any Dividend Payment or Dividend Payments.

(d)    If full dividends on the Series B Preferred Securities for any Dividend Period have not been declared and paid, or a sum sufficient for such payment has not been set apart for such payment, no dividends shall be declared or paid or set aside for payment and no other distribution shall be declared or made or set aside for payment upon any shares of Junior Securities, nor shall any shares of Junior Securities be redeemed, purchased, or otherwise acquired for any consideration, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company, except by conversion into or exchange for other Junior Securities, until such time when dividends on all outstanding Series B Preferred Securities have been (i) declared and paid for three consecutive Dividend Periods, and (ii) declared and paid or declared and a sum sufficient for such payment has been set apart for payment for the fourth consecutive Dividend Period.

(e)    When dividends are not paid in full on, or a sum sufficient for such full payment is not set apart for, the Series B Preferred Securities and any Parity Securities, all dividends declared upon the Series B Preferred Securities and any Parity Securities shall be declared pro rata so that the amount of dividends declared per each share of

Series B Preferred Securities and per each share of such other Parity Security shall in all cases bear to each other the same ratio that (i) full dividends per each share of Series B Preferred Security for the then-current Dividend Period, not including any accumulation in respect of unpaid dividends for prior Dividend Periods, and (ii) full dividends, including required or permitted accumulations, if any, on each share of such Parity Security, bear to each other.

Section 3.    Conditional Exchange.    (a) If the OCC so directs upon the occurrence of a Supervisory Event, each Series B Preferred Security then outstanding shall be exchanged automatically for one newly issued Depositary Share (a “Conditional Exchange”).

(b)    Upon the occurrence of a Conditional Exchange, each holder of Series B Preferred Securities shall be unconditionally obligated to surrender to Wachovia any certificates representing the Series B Preferred Securities owned by such holder on the date and time provided in Section 3(c), and Wachovia shall be unconditionally obligated to issue to such holder, in exchange for each such Series B Preferred Security surrendered, a Depositary Share on a share-for-share basis pursuant to the Exchange Agreement. Any Series B Preferred Securities purchased or redeemed by the Company prior to the time of exchange shall not be deemed outstanding and shall not be subject to the Conditional Exchange.

(c)    The Conditional Exchange shall occur as of 8:00 a.m. Eastern Time on the date for such exchange set forth in the applicable OCC directive, or, if such date is not set forth in the directive, as of 8:00 a.m. Eastern Time on the earliest possible date such exchange could occur consistent with the directive, as evidenced by the issuance by Wachovia of a press release prior to such time. As of the time of the Conditional Exchange, all of the Series B Preferred Securities shall be cancelled and will cease to be outstanding without any further action by the Company or the holders thereof, all rights of the holders of Series B Preferred Securities as the Company’s stockholders shall cease, and such persons shall be, for all purposes, solely holders of Depositary Shares.

(d)    Within 30 days of the occurrence of a Supervisory Event and the issuance by the OCC of a directive requiring a Conditional Exchange, the Company shall cause to be mailed a notice to each of the holders of record of the Series B Preferred Securities setting forth (i) the occurrence of a Supervisory Event and directive requiring a Conditional Exchange and (ii) instructions where such holders of record shall deliver the certificates representing the Series B Preferred Securities in exchange for Depositary Shares. Wachovia shall, pursuant to the Exchange Agreement, deliver to each such holder of record of the Series B Preferred Securities Depositary Shares upon surrender of the certificates representing the Series B Preferred Securities. Any such notice to the holders of record of the Series B Preferred Securities shall be addressed to each such holder at his last known address shown on the records of the Company and the time of mailing of such notice shall be deemed to be the time of the giving thereof. Until replacement certificates representative of Depositary Shares are delivered or in the event such replacement certificates are not delivered, any certificates previously representing

Series B Preferred Securities shall be deemed for all purposes to represent Depositary Shares.

Section 4.    Liquidation Preference.    (a) The amount payable on the Series B Preferred Securities in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of affairs of the Company shall be $25.00 per share, plus authorized, declared but unpaid dividends up to the date of such liquidation, dissolution, or winding-up of affairs of the Company, and no more before any distribution shall be made to the holders of any shares of Junior Securities. The holders of Series B Preferred Securities shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution, or winding-up of affairs of the Company other than what is expressly provided for in this Section 4(a).

(b)    If the amounts available for distribution in respect of the Series B Preferred Securities and any Parity Securities are not sufficient to satisfy the full liquidation rights of all of the outstanding Series B Preferred Securities and any Parity Securities, then the holders of the Series B Preferred Securities and any Parity Securities shall share ratably in any such distribution of assets in proportion to the full respective liquidation preference to which they are entitled.

(c)    The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a dissolution, liquidation or winding up of the Company, nor shall the merger or consolidation of the Company into or with any other corporation or association or the merger or consolidation of any other corporation or association into or with the Company be deemed to be a dissolution, liquidation or winding up of the Company.

Section 5.    Voting Rights.    (a) The holders of the Series B Preferred Securities shall be entitled to 1/10th of one vote per Series B Preferred Security on all matters to be voted on by the stockholders of the Company. The holders of the Series B Preferred Securities shall vote as a single class with (i) the holders of Common Stock and (ii) the holders of any other class of securities of the Company entitled, by the terms of such securities, to vote as a single class with the holders of Common Stock.

(b)    If full dividends on the Series B Preferred Securities and any Parity Securities have not been paid, or declared and set aside for payment, for six Dividend Periods, the number of the Company’s directors shall be increased by two. Subject to compliance with any requirement for regulatory approval of, or non-objection to, persons serving as directors, the holders of Series B Preferred Securities, voting together as a single and separate class with the holders of any Parity Securities having the same voting rights as those of the Series B Preferred Securities, shall have the right to elect two Independent Directors in addition to the directors then in office at the Company’s next annual meeting of stockholders. The right to elect such additional directors shall continue as set forth herein at each subsequent annual meeting until such time when dividends on all outstanding Series B Preferred Securities have been (i) declared and paid for three consecutive Dividend Periods, and (ii) declared and paid or declared and a sum sufficient for such payment has been set apart for payment for the fourth consecutive Dividend Period. The term of such additional Independent Directors shall terminate, and the total number of directors shall be decreased by two upon the first annual meeting of stockholders after such time when dividends on all outstanding Series B Preferred Securities have been (i) declared and paid for three consecutive Dividend Periods, and (ii) declared and paid or declared and a sum sufficient for such payment has been set apart for payment for the fourth consecutive Dividend Period or, if earlier, upon the redemption of all Series B Preferred Securities or a Conditional Exchange. After the term of such additional Independent Directors terminates as set forth herein, the holders of the Series B Preferred Securities shall not be permitted to elect any additional directors in the manner provided for in this Section 5(b) unless dividends on the Series B Preferred Securities and the holders of any Parity Securities have again not been paid, or declared and set aside for payment, for six Dividend Periods. Any Independent Director elected by the holders of Series B Preferred Securities may only be removed by the vote of the holders of record of the then outstanding Series B Preferred Securities and the holders of any Parity Securities entitled to vote, voting together as a single class with the holders of any Parity Securities having the same voting rights as those of the Series B Preferred Securities at a meeting of the Company’s stockholders called for that purpose. For so long as dividends on the Series B Preferred Securities have not been paid for six Dividend Periods, (i) any vacancy created by the removal of any such director may be filled only by the vote of the holders of the outstanding Series B Preferred Securities and the holders of any Parity Securities entitled to vote, voting together as a single class with the holders of any Parity Securities having the same voting rights as those of the Series B Preferred Securities at the same meeting at which such removal is considered, and (ii) any other vacancy in the office of any such director as a result of the director’s death or resignation or for any other reason may be filled by an instrument in writing signed by any such remaining director and filed with the Company.

(c)    For so long as any Series B Preferred Securities are outstanding, the Company shall not, without the consent or vote of the holders of at least two-thirds of the then outstanding Series B Preferred Securities, voting separately as a single class, (i) amend, alter, or repeal or otherwise change any provision of the Company’s Certificate of Incorporation, or this Certificate, if such amendment, alteration, repeal, or change would materially and adversely affect the preferences, conversion, or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of the Series B Preferred Securities, (ii) authorize, create, or increase the authorized amount of or issue any class or series of any of the Company’s equity securities, or any warrants, options, or other rights exercisable for or convertible or exchangeable into any class or series of any of the Company’s equity securities, ranking senior to the Series B Preferred Securities, either as to dividend rights or rights on the Company’s liquidation, dissolution, or winding up, and (iii) effect its consolidation, conversion, or merger with or into, or a share exchange with, another entity, provided, that the Company may consolidate or merge with or into, or enter into a share exchange with, another entity without the consent of the holders of the Series B Preferred Securities if (A) such entity is an entity that is controlled by or under common control with Wachovia, (B) such entity is a corporation, business trust, limited liability company, or other entity organized under the laws of the United States or a political subdivision thereof that is not regulated as an “investment company” under the Investment Company Act and that, according to an opinion of counsel rendered by a firm experienced in such matters, is a REIT, (C) such other entity expressly assumes all of the Company’s obligations and commitments pursuant to such consolidation, merger, or share exchange, (D) the outstanding Series B Preferred Securities are exchanged for or converted into shares of the surviving entity having preferences, limitations, and relative voting and other rights substantially identical to those of the Series B Preferred Securities, including limitations on personal liability of the stockholders, (E) after giving effect to such merger, consolidation, or share exchange, no breach, or event which, with the giving of notice or passage of time or both, could become a breach, by the Company of obligations under its Certificate of Incorporation or this Certificate shall have occurred and be continuing, and (F) the Company has received written notice from each of the rating agencies rating the Series B Preferred Securities, and delivered a copy thereof to the transfer agent, confirming that such merger, consolidation or share exchange will not result in a reduction of the rating assigned by any of such rating agencies to the Series B Preferred Securities or the preferred interests of any surviving corporation, trust, or entity issued in replacement of the Series B Preferred Security.

(d)    For so long as the Series B Preferred Securities are outstanding, except with the consent or affirmative vote of the holders of at least two-thirds of the Series B Preferred Securities, voting as a separate class, the Company shall not (i) make or permit to be made any payment to Wachovia Bank, or its Affiliates, relating to the Company’s Indebtedness or beneficial interests in the Company when the Company is otherwise precluded from making payments in respect of its Junior Securities, or make or permit such payment to be made in anticipation of any liquidation, dissolution, or winding up, (ii) incur Indebtedness at any time other than Permitted Indebtedness, (iii) pay dividends on the Company’s Junior Securities unless the Company’s FFO for the four prior fiscal quarters equals or exceeds 150% of the amount that would be required to pay full annual dividends on the Series B Preferred Securities as well as any Parity Securities, except as may be necessary to maintain the Company’s status as a REIT, (iv) make any payment of interest or principal with respect to the Company’s Indebtedness to Wachovia Bank or its affiliates unless FFO for the four prior fiscal quarters equals or exceeds 150% of the amount that would be required to pay full annual dividends on the Series B Preferred Securities as well as any Parity Securities, except as may be necessary to maintain the Company’s status as a REIT, (v) amend or otherwise change the Company’s policy of reinvesting the proceeds of its assets in other interest-earning assets such that the Company’s FFO over any period of four fiscal quarters shall be anticipated to equal or exceed 150% of the amount that would be required to pay full annual dividends on the Series B Preferred Securities as well as any Parity Securities, except as may be necessary to maintain the Company’s status as a REIT, (vi) issue any additional shares of the Company’s Common Stock in an amount that would result in Wachovia Holdings and Wachovia or their respective Affiliates owning less than 100% of the outstanding shares of Common Stock, or (vii) remove “Wachovia” from the Company’s name unless the name of either Wachovia or Wachovia Bank changes and such name change is consistent with the new name.

Section 6.    Redemption.    (a) The Series B Preferred Securities shall not be redeemable by the Company prior to the fifth anniversary of the initial issuance of the Series B Preferred Securities, except upon the occurrence of a Tax Event, an Investment Company Act Event, or a Regulatory Capital Event and with the prior approval of the OCC. On or after the fifth anniversary of the initial issuance of the Series B Preferred Securities, the Company may, with the prior approval of the OCC, redeem the Series B Preferred Securities for cash, in whole or in part, at a price equal to $25.00 per share of Series B Preferred Securities, plus authorized, declared but unpaid dividends to the Redemption Date, without interest, on shares redeemed (collectively, the “Redemption Price”) from funds legally available for such purpose.

(b)    On or after the fifth anniversary of the initial issuance of the Series B Preferred Securities, the Company, at the option of the Board of Directors, may at any time redeem fewer than all the outstanding Series B Preferred Securities. In that event, the shares to be redeemed shall be determined by lot, pro rata, or by such other method as the Board of Directors in its sole discretion determines to be equitable.

(c)    Prior to the fifth anniversary of the initial issuance of the Series B Preferred Securities, but only upon the occurrence of a Tax Event, an Investment Company Act Event, or a Regulatory Capital Event, the Company, at the option of the Board of Directors, may redeem the outstanding Series B Preferred Securities, in whole, but not in part, for the Redemption Price from funds legally available for such purpose.

(d)    Not more than 60 days and not less than 30 days prior to the date established for such redemption by the Board of Directors (the “Redemption Date”), notice of the proposed redemption shall be mailed to the holders of record of the Series B Preferred Securities to be redeemed, such notice to be addressed to each such stockholder at his last known address shown on the records of the Company, and the time of mailing such notice shall be deemed to be the time of the giving thereof. On or after the Redemption Date, the Series B Preferred Securities called for redemption shall automatically, and without further action on the part of the holder thereof, be deemed to have been redeemed and the former holder thereof shall thereupon only be entitled to receive payment of the Redemption Price. If such notice of redemption shall have been given as aforesaid, and if on or before the Redemption Date the funds necessary for the redemption shall have been set aside so as to be available therefore, then the dividends thereon shall cease to accrue after the Redemption Date and all rights with respect to the Series B Preferred Securities so called for redemption shall forthwith after such Redemption Date cease, except the right of the holders to receive the Redemption Price, without interest. If such notice of redemption of all or any part of the Series B Preferred Securities shall have been mailed as aforesaid and the Company shall thereafter deposit money for the payment of the Redemption Price pursuant thereto with any bank or trust company (the “Depositary Company”), including any Affiliate of the Company, selected by the Board of Directors for that purpose, to be applied to such redemption, then from and after the making of such deposit, such Series B Preferred Securities shall not be deemed to be outstanding for any purpose, and the rights of the holders thereof shall be limited to the rights to receive payment of the Redemption Price, without interest but including any declared, but unpaid, dividends to the Redemption Date, from the Depositary Company, if applicable, upon endorsement, if required, and surrender of the certificates therefore. The Company shall be entitled to receive, from time to time, from the Depositary Company, the interest, if any, allowed on such moneys deposited with it, and the holders of any Series B Preferred Securities so redeemed shall have no claim to any such interest. Any moneys so deposited and remaining unclaimed at the end of three years from the Redemption Date shall, if thereafter requested by resolution of the Board of Directors, be repaid to the Company, and in the event of such repayment to the Company, such holders of record of the Series B Preferred Securities so redeemed which shall not have made claim against such moneys prior to such repayment to the Company shall be deemed to be unsecured creditors of the Company for an amount equivalent to the amount deposited as stated above for the redemption of the Series B Preferred Securities and so repaid to the Company, but shall in no event be entitled to any interest.

(e)    Subject to the provisions herein, the Board of Directors shall have authority to prescribe from time to time the manner in which the Series B Preferred Securities shall be redeemed.

(f)    Nothing contained herein shall limit any legal right of the Company to purchase any shares of the Series B Preferred Securities.

Section 7.    Conversion.    The holders of the Series B Preferred Securities shall not have any rights to convert such Series B Preferred Securities into shares of any other class of capital stock of the Company.

Section 8.    Rank.    Notwithstanding anything set forth in the Certificate of Incorporation of the Company or this Certificate to the contrary, the Board of Directors, without the vote of the holders of the Series B Preferred Securities, may authorize and issue additional shares of Junior Securities and/or Parity Securities. For so long as any Series B Preferred Securities remain outstanding, the Company may not, without the consent or approval of the holders of at least two-thirds of the outstanding Series B Preferred Securities, issue any series of stock ranking senior to Series B Preferred Securities as to dividends and upon voluntary or involuntary liquidation, dissolution or winding-up of affairs of the Company. Additional preferred stock ranking on parity with the Series B Preferred Securities may be issued without stockholder vote but such issuance shall require approval of a majority of Independent Directors.

Section 9.    Restrictions on Ownership and Transfer.    (a) Any Transfer that, if effective, would result in the Series A Preferred Securities, Series B Preferred Securities, Series C Preferred Securities and Series D Preferred Securities, collectively, being Beneficially Owned by less than one hundred Persons, determined without reference to any rules of attribution, (i) shall be null and void ab initio as to the Transfer of such Series B Preferred Securities which would be otherwise Beneficially Owned by the transferee thereof, and (ii) such intended transferee shall acquire no rights whatsoever in such Series B Preferred Securities.

(b)    Any Transfer that, if effective, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code, (i) shall be null and void ab initio as to the Transfer of such Series B Preferred Securities which would cause the Company to be “closely held” within the meaning of Section 856(h) of the Code, and (ii) the intended transferee thereof shall acquire no rights in such Series B Preferred Securities.

(c)    If the Board of Directors or its properly authorized designees shall at any time determine in good faith that a Transfer has taken place in violation of paragraphs (a) and/or (b) of this Section 9 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any Series B Preferred Securities in violation of paragraphs (a) and/or (b) of this Section 9, the Board of Directors or its properly authorized designees shall take such action as it or they deem advisable to refuse to give effect or to prevent such Transfer (or any Transfer related to such intent), including, but not limited to, (i) refusing to give effect to such Transfer on the books of the Company, and/or (ii) instituting proceedings to enjoin such Transfer.

(d)    Any Person who acquires or attempts to acquire Beneficial Ownership of Series B Preferred Securities in violation of paragraphs (a) and/or (b) of this Section 9 shall immediately give written notice to the Company of such event.

(e)    Every Beneficial Owner of more than 2.0% of the outstanding Series B Preferred Securities shall, within 30 days after January 1 of each year, give written notice to the Company stating the name and address of such Beneficial Owner, the number of Series B Preferred Securities Beneficially Owned, and a description of how such securities are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT.

(f)    Each Person who is a Beneficial Owner of Series B Preferred Securities and each Person, including the holder of record who is holding Series B Preferred Securities for a Beneficial Owner shall provide to the Corporation such information as the Corporation shall request, in good faith, in order to determine the Company’s status as a REIT or to comply with regulations promulgated under the REIT provisions of the Code.

Section 10.    Repurchase.    Subject to the limitations imposed herein, the Company may purchase and sell Series B Preferred Securities from time to time to such extent, in such manner, and upon such terms as the Board of Directors may determine; provided however, that the Company shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Company is, or by such purchase would be, rendered insolvent.

IN WITNESS WHEREOF, Wachovia Preferred Funding Corp. has caused this certificate to be signed by Thomas J. Wurtz, its Executive Vice President, and attested by Robert L. Andersen, its Assistant Secretary, this • day of • , 2002.

WACHOVIA PREFERRED FUNDING CORP.

By:

Name: Thomas J. Wurtz Title: Executive Vice President

ATTEST:

By:

Name: Robert L. Andersen Title: Assistant Secretary

WACHOVIA PREFERRED FUNDING CORP.

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF
FLOATING RATE CUMULATIVE SERIES C PREFERRED SECURITIES

Wachovia Preferred Funding Corp., a corporation organized under the laws of the State of Delaware (the “Company”), pursuant to Section 151 of the Delaware General Corporation Law,

DOES HEREBY CERTIFY:

FIRST, that the Company is duly incorporated and is in good standing under the laws of the State of Delaware; and

SECOND, that pursuant to the authority vested in the Board of Directors of the Company (the “Board of Directors”) by Article FOUR of the Company’s Certificate of Incorporation, the Board of Directors duly adopted, by the unanimous written consent of its directors as of •, 2002, the following resolutions:

NOW THEREFORE, BE IT RESOLVED, that out of the total 75,001,000 shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), authorized by Article FOURTH of the Company’s Certificate of Incorporation, the Board of Directors shall and hereby does provide for the designation of a series of 5,000,000 shares of Preferred Stock which shall be issued in a single series to be known as “Floating Rate Cumulative Series C Preferred Securities” (the “Series C Preferred Securities”). The Series C Preferred Securities shall have, to the extent that such powers, preferences and rights and such qualifications, limitations and restrictions are not otherwise set forth in the Company’s Certificate of Incorporation, the powers, preferences and rights and qualifications, limitations and restrictions set forth below:

Section 1.    Defined Terms.    As used herein, the following terms have the meanings specified below:

“Affiliate” of any specified Person shall mean (i) any other Person which, directly or indirectly, is in Control of, is controlled by or is under common Control with such specified Person, or (ii) any other Person who is a director or executive officer (A) of such specified Person, (B) of any subsidiary of such specified Person, or (C) of any Person described in clause (i) above.

“Applicable Rate” means, with respect to distributions on each Dividend Period, a rate per annum equal to (i) Three-Month LIBOR plus 0.85% from the initial date of issuance of the Series C Preferred Securities until and including the seventh anniversary of the initial date of issuance of the Series C Preferred Securities and (ii) Three-Month LIBOR plus 2.25% after the seventh anniversary of the initial date of issuance of the Series C Preferred Securities; provided, however, that upon the occurrence of an initial Fixed

Rate Event and thereafter, the Applicable Rate shall be a fixed rate equal to the Assigned Fixed Rate.

“Assigned Fixed Rate” means the fixed rate equal to the Applicable Rate on the date of the occurrence of the initial Fixed Rate Event.

“Beneficial Ownership” means the ownership of securities either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner”, “Beneficially Owns” and “Beneficially Owned” shall have correlative meanings.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks located in the City of New York, New York or Charlotte, North Carolina generally are authorized or required by law or regulation to close.

“Certificate” means this Certificate of Designations, Preferences and Rights of Floating Rate Cumulative Series C Preferred Securities.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Control” means the power, direct or indirect, to direct or cause the direction of the management and policies of any Person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Depositary Company” shall have the meaning set forth in Section 6(d).

“Dividend Payment” shall have the meaning set forth in Section 2(a).

“Dividend Payment Date” shall have the meaning set forth in Section 2(a).

“Dividend Period” shall have the meaning set forth in Section 2(a).

“Dividend Record Date” shall have the meaning set forth in Section 2(a).

“FFO” means funds from operations and is equal to net income, calculated according to GAAP, plus depreciation of real or personal property used to generate income, less any gain on the sale of real estate plus any loss on the sale of real estate.

“Fixed Rate Event” means any Transfer with respect to all or a portion of the Series C Preferred Securities, subsequent to the initial issuance of the Series C Preferred

Securities, through an initial public offering, private placement or otherwise, to any Person who is not an Affiliate of Wachovia.

“GAAP” means United States generally accepted accounting principles.

“Indebtedness” means all indebtedness for borrowed money and any guarantees of indebtedness for borrowed money.

“Independent Director” means a director of the Company who satisfies the definition of being “independent” as set forth in the Corporate Governance Standards of the New York Stock Exchange, as amended from time to time.

“Initial Dividend Period” shall have the meaning set forth in Section 2(a).

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Investment Company Act Event” means a determination by the Company, based on the receipt by the Company of an opinion of counsel, rendered by a law firm experienced in such matters, in form and substance satisfactory to the Company, which states that there is a significant risk that the Company is or will be considered an “investment company” that is required to be registered under the Investment Company Act, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency, or regulatory authority.

“Junior Securities” means the Common Stock and all other classes and series of securities of the Company which rank below the Series C Preferred Securities as to dividend rights and rights upon liquidation, winding up, or dissolution.

“LIBOR Business Day” means any day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London and New York.

“LIBOR Determination Date” means, as to each Dividend Period, commencing with the Initial Dividend Period, the date that is two LIBOR Business Days prior to the first day of such Dividend Period.

“OCC” means the United States Office of the Comptroller of the Currency.

“Parity Securities” means any outstanding class or series of preferred stock of the Company ranking, in accordance to its terms, as to dividends and upon voluntary or involuntary liquidation, dissolution or winding-up of affairs of the Company on parity with the Series C Preferred Securities.

“Permitted Indebtedness” means Indebtedness incurred by the Company in an aggregate amount not to exceed 20% of the Company’s stockholders’ equity as determined in accordance with GAAP.

“Person” means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity or any government or agency or political subdivision thereof and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; provided, however, that it does not include an underwriter which participates in a public offering of the Series C Preferred Securities for a period of 25 days following the purchase by such underwriter of such securities.

“Redemption Date” shall have the meaning set forth in Section 6(d).

“Redemption Price” shall have the meaning set forth in Section 6(a).

“REIT” means a real estate investment trust within the meaning of the Code.

“Series A Preferred Securities” means the •% Non-Cumulative Series A Preferred Securities, par value $0.01 per share, of the Company.

“Series B Preferred Securities” means the Floating Rate Non-Cumulative Series B Preferred Securities, par value $0.01 per share, of the Company.

“Series D Preferred Securities” means the 8.5% Non-Cumulative Series D Preferred Securities, par value $0.01 per share, of the Company.

“Tax Event” means a determination by the Company, based on the receipt by the Company of an opinion of counsel, rendered by a law firm experienced in such matters, in form and substance satisfactory to the Company, which states that there is a significant risk that dividends paid or to be paid by the Company with respect to its capital stock are not or will not be fully deductible by the Company for United States Federal income tax purposes, or that the Company is or will be subject to additional taxes, duties, or other governmental charges, in an amount the Company reasonably determines to be significant as a result of (i) any amendment to, clarification of, or change in, the laws, treaties, or related regulations of the United States or any of its political subdivisions or their taxing authorities affecting taxation, or (ii) any judicial decision, official administrative pronouncement, published or private ruling, technical advice memorandum, Chief Counsel Advice, as such term is defined in the Code, regulatory procedure, notice, or official announcement, which amendment, clarification, or change is effective, or such official pronouncement or decision is announced, on or after the date of issuance of the Series C Preferred Securities.

“Three-Month LIBOR” means, with respect to any LIBOR Determination Date, a rate determined on the basis of the offered rates for three-month U.S. dollar deposits of not less than a principal amount equal to that which is representative for a single transaction in such market at such time, commencing on the second LIBOR Business Day immediately following such LIBOR Determination Date, which appears on US LIBOR Telerate Page 3750 as of approximately 11:00 a.m., London time, on such LIBOR Determination Date.

If on any LIBOR Determination Date no rate appears on US LIBOR Telerate Page 3750 as of approximately 11:00 a.m., London time, the Company shall on such LIBOR Determination Date require four major reference banks in the London interbank market selected by the Company to provide the Company with a quotation of the rate at which three-month deposits in U.S. dollars, commencing on the second LIBOR Business Day immediately following such LIBOR Determination Date, are offered by them to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to that which is representative for a single transaction in such market at such time. If at least two such quotations are provided, Three-Month LIBOR for such LIBOR Determination Date will be the arithmetic mean of such quotations as calculated by the Company. If fewer than two quotations are provided, Three-Month LIBOR for such LIBOR Determination Date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., London time, on such LIBOR Determination Date by three major banks in the London inter-bank market selected by the Company for loans in U.S. dollars to leading European banks, having a three-month maturity commencing on the second LIBOR Business Day immediately following such LIBOR Determination Date and in a principal amount equal to that which is representative for a single transaction in such market at such time; provided, however, that, if the banks selected as aforesaid by the Company are not quoting as mentioned in this sentence, Three-Month LIBOR for such LIBOR Determination Date will be the Three-Month LIBOR determined with respect to the immediately preceding Dividend Period.

“Transfer” means any sale, transfer, gift, assignment, devise or other disposition of the Series C Preferred Securities, including, but not limited to, (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of such securities, or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Series C Preferred Securities, whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

“Wachovia” means Wachovia Corporation, a corporation organized under the laws of the State of North Carolina.

“Wachovia Bank” means Wachovia Bank, National Association, a national banking association.

“Wachovia Holding” means Wachovia Preferred Holding Corp., a corporation organized under the laws of the State of California.

Section 2.    Dividends.    (a) The dividend rate for the Series C Preferred Securities shall be the Applicable Rate, accruing from the date of its issuance to and including the last day of March, the last day of June, the last day of September or the last day of December, whichever occurs first after such issuance (the “Initial Dividend Period”) and for each dividend payment period thereafter, commencing on April 1, July 1, October 1 or January 1, as the case may be, of each year and ending on and including the day next preceding the first day of the next such dividend payment period (including the Initial Dividend Period, each a “Dividend Period”), payable to holders of record thereof on the respective record dates fixed for such purpose by the Board of Directors in advance of payment of such dividend, which shall be the 15th calendar day of the last calendar month of the applicable Dividend Period (each, a “Dividend Record Date”). If such Dividend Record Date is not a Business Day then the Dividend Record Date for the applicable Dividend Period shall be the first Business Day immediately following the 15th calendar day of the last calendar month of the applicable Dividend Period, except if such Business Day falls in the calendar month following the last calendar month of the applicable Dividend Period, the Dividend Record Date shall be the last Business Date immediately preceding the 15th calendar day of the last calendar month of the applicable Dividend Period. Until no longer outstanding, the holders of the Series C Preferred Securities shall be entitled to receive such cash dividends, and the Company shall be bound to pay the same, but only as, if and when declared by the Board of Directors, out of funds legally available for the payment thereof (each, a “Dividend Payment”), on March 31, June 30, September 30 and December 31 of each year (each, a “Dividend Payment Date”) for the Dividend Periods ending on such dates, respectively. If a Dividend Payment Date is not a Business Day, the Dividend Payment due on such Dividend Payment Date shall be paid on the first Business Day immediately following such Dividend Payment Date, except if such Business Day falls in a different calendar year than such Dividend Payment Date, such Dividend Payment shall be paid on the last Business Date immediately preceding such Dividend Payment Date. The amount of dividends payable for the Initial Dividend Period or any period shorter than a full Dividend Period shall be computed on the basis of a 360-day year having 30-day months and the actual number of days elapsed in the period.

(b) Dividends shall be cumulative. Unpaid dividends on the Series C Preferred Securities for any past Dividend Period may be declared and paid at any time, without reference to any regularly scheduled Dividend Payment Date, to holders of record on such Dividend Record Date as may be fixed by the Board of Directors. No interest, or sum of money in lieu of interest, shall be payable in respect of any Dividend Payment or Dividend Payments on the Series C Preferred Securities which may be in arrears.

(c) Holders of Series C Preferred Securities shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends for each Dividend Period, including any accumulation in respect of any unpaid dividends, as herein provided, on the Series C Preferred Securities. If full dividends, including any accumulation in respect of any unpaid dividends, on the Series C Preferred Securities for any Dividend Period have not been declared and paid, or a sum sufficient for such payment has not been set apart for such payment, no dividends shall be declared or paid or set aside for payment and no other distribution shall be declared or made or set aside for payment upon any shares of Junior Securities, nor shall any shares of Junior Securities be redeemed, purchased, or otherwise acquired for any consideration, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by the Company, except by conversion into or exchange for other Junior Securities, until such time when dividends, including any accumulation in respect of any unpaid dividends, on all outstanding Series C Preferred Securities have been (i) declared and paid for three consecutive Dividend Periods, and (ii) declared and paid or declared and a sum sufficient for such payment has been set apart for payment for the fourth consecutive Dividend Period.

(d) When dividends are not paid in full on, or a sum sufficient for such full payment is not set apart for, the Series C Preferred Securities and any Parity Securities, all dividends declared upon the Series C Preferred Securities and any Parity Securities shall be declared pro rata so that the amount of dividends declared per each share of Series C Preferred Securities and per each share of such other Parity Security shall in all cases bear to each other the same ratio that (i) full dividends per each share of Series C Preferred Security for the then-current Dividend Period, including any accumulation in respect of unpaid dividends for prior Dividend Periods, and (ii) full dividends, including required or permitted accumulations, if any, on each share of such Parity Security, bear to each other.

Section 3.    No Exchange.    The holders of the Series C Preferred Securities have no right to exchange their Series C Preferred Securities for any other securities.

Section 4.    Liquidation Preference.    (a) The amount payable on the Series C Preferred Securities in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of affairs of the Company shall be $1,000 per share, plus authorized, declared but unpaid dividends, including any accumulation in respect of any unpaid dividends, up to the date of such liquidation, dissolution, or winding-up of affairs of the Company, and no more before any distribution shall be made to the holders of any shares of Junior Securities. The holders of Series C Preferred Securities shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution, or winding-up of affairs of the Company other than what is expressly provided for in this Section 4(a).

(b) If the amounts available for distribution in respect of the Series C Preferred Securities and any Parity Securities are not sufficient to satisfy the full liquidation rights of all of the outstanding Series C Preferred Securities and any Parity Securities, then the holders of the Series C Preferred Securities and any Parity Securities shall share ratably in any such distribution of assets in proportion to the full respective liquidation preference to which they are entitled.

(c) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a dissolution, liquidation or winding up of the Company, nor shall the merger or consolidation of the Company into or with any other corporation or association or the merger or consolidation of any other corporation or association into or with the Company be deemed to be a dissolution, liquidation or winding up of the Company.

Section 5.    Voting Rights.    (a) The holders of the Series C Preferred Securities shall be entitled to 1/10th of one vote per Series C Preferred Security on all matters to be voted on by the stockholders of the Company. The holders of the Series C Preferred Securities shall vote as a single class with (i) the holders of Common Stock and (ii) the holders of any other class of securities of the Company entitled, by the terms of such securities, to vote as a single class with the holders of Common Stock.

(b) For so long as any Series C Preferred Securities are outstanding, the Company shall not, without the consent or vote of the holders of at least two-thirds of the then outstanding Series C Preferred Securities, voting separately as a single class, (i) amend, alter, or repeal or otherwise change any provision of the Company’s Certificate of Incorporation, or this Certificate, if such amendment, alteration, repeal, or change would materially and adversely affect the preferences, conversion, or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of the Series C Preferred Securities, (ii) authorize, create, or increase the authorized amount of or issue any class or series of any of the Company’s equity securities, or any warrants, options, or other rights exercisable for or convertible or exchangeable into any class or series of any of the Company’s equity securities, ranking senior to the Series C Preferred Securities, either as to dividend rights or rights on the Company’s liquidation, dissolution, or winding up, and (iii) effect its consolidation, conversion, or merger with or into, or a share exchange with, another entity, provided, that the Company may consolidate or merge with or into, or enter into a share exchange with, another entity without the consent of the holders of the Series C Preferred Securities if (A) such entity is an entity that is controlled by or under common control with Wachovia, (B) such entity is a corporation, business trust, limited liability company, or other entity organized under the laws of the United States or a political subdivision thereof that is not regulated as an “investment company” under the Investment Company Act and that, according to an opinion of counsel rendered by a firm experienced in such matters, is a REIT, (C) such other entity expressly assumes all of the Company’s obligations and commitments pursuant to such consolidation, merger, or share exchange, (D) the outstanding Series C Preferred Securities are exchanged for or converted into shares of the surviving entity having preferences, limitations, and relative voting and other rights substantially identical to those of the Series C Preferred Securities, including limitations on personal liability of the stockholders, (E) after giving effect to such merger, consolidation, or share exchange, no breach, or event which, with the giving of notice or passage of time or both, could become a breach, by the Company of obligations under its Certificate of Incorporation or this Certificate shall have occurred and be continuing, and (F) the Company has received written notice from each of the rating agencies rating the Series C Preferred Securities, and delivered a copy thereof to the transfer agent, confirming that such merger, consolidation or share exchange will not result in a reduction of the rating assigned by any of such rating agencies to the Series C Preferred Securities or the preferred interests of any surviving corporation, trust, or entity issued in replacement of the Series C Preferred Security.

(c) For so long as the Series C Preferred Securities are outstanding, except with the consent or affirmative vote of the holders of at least two-thirds of the Series C Preferred Securities, voting as a separate class, the Company shall not (i) make or permit to be made any payment to Wachovia Bank, or its Affiliates, relating to the Company’s Indebtedness or beneficial interests in the Company when the Company is otherwise precluded from making payments in respect of its Junior Securities, or make or permit such payment to be made in anticipation of any liquidation, dissolution, or winding up, (ii) incur Indebtedness at any time other than Permitted Indebtedness, (iii) pay dividends on the Company’s Junior Securities unless the Company’s FFO for the four prior fiscal quarters equals or exceeds 150% of the amount that would be required to pay full annual dividends and any accumulation in respect of any unpaid dividends for past Dividend Periods on the Series C Preferred Securities as well as any Parity Securities, except as may be necessary to maintain the Company’s status as a REIT, (iv) make any payment of interest or principal with respect to the Company’s Indebtedness to Wachovia Bank or its affiliates unless FFO for the four prior fiscal quarters equals or exceeds 150% of the amount that would be required to pay full annual dividends and any accumulation in respect of any unpaid dividends for past Dividend Periods on the Series C Preferred Securities as well as any Parity Securities, except as may be necessary to maintain the Company’s status as a REIT, (v) amend or otherwise change the Company’s policy of reinvesting the proceeds of its assets in other interest-earning assets such that the Company’s FFO over any period of four fiscal quarters shall be anticipated to equal or exceed 150% of the amount that would be required to pay full annual dividends and any accumulation in respect of any unpaid dividends for past Dividend Periods on the Series C Preferred Securities as well as any Parity Securities, except as may be necessary to maintain the Company’s status as a REIT, (vi) issue any additional shares of the Company’s Common Stock in an amount that would result in Wachovia Holdings and Wachovia or their respective Affiliates owning less than 100% of the outstanding shares of Common Stock, or (vii) remove “Wachovia” from the Company’s name unless the name of either Wachovia or Wachovia Bank changes and such name change is consistent with the new name.

Section 6.    Redemption.    (a) The Series C Preferred Securities shall not be redeemable by the Company prior to the seventh anniversary of the initial issuance of the Series C Preferred Securities, except upon the occurrence of a Tax Event or an Investment Company Act Event and with the prior approval of the OCC. On or after the seventh anniversary of the initial issuance of the Series C Preferred Securities, the Company may, with the prior approval of the OCC, redeem the Series C Preferred Securities for cash, in whole or in part, at a price equal to $1,000 per share of Series C Preferred Securities, plus authorized, declared but unpaid dividends, including any accumulation in respect of any unpaid dividends, to the Redemption Date, without interest, on shares redeemed (collectively, the “Redemption Price”) from funds legally available for such purpose.

(b) On or after the seventh anniversary of the initial issuance of the Series C Preferred Securities, the Company, at the option of the Board of Directors, may at any time redeem fewer than all the outstanding Series C Preferred Securities. In that event, the shares to be redeemed shall be determined by lot, pro rata, or by such other method as the Board of Directors in its sole discretion determines to be equitable.

(c) Prior to the seventh anniversary of the initial issuance of the Series C Preferred Securities, but only upon the occurrence of a Tax Event or an Investment Company Act Event, the Company, at the option of the Board of Directors, may redeem the outstanding Series C Preferred Securities, in whole, but not in part, for the Redemption Price from funds legally available for such purpose.

(d) Not more than 60 days and not less than 30 days prior to the date established for such redemption by the Board of Directors (the “Redemption Date”), notice of the proposed redemption shall be mailed to the holders of record of the Series C Preferred Securities to be redeemed, such notice to be addressed to each such stockholder at his last known address shown on the records of the Company, and the time of mailing such notice shall be deemed to be the time of the giving thereof. On or after the Redemption Date, the Series C Preferred Securities called for redemption shall automatically, and without further action on the part of the holder thereof, be deemed to have been redeemed and the former holder thereof shall thereupon only be entitled to receive payment of the Redemption Price. If such notice of redemption shall have been given as aforesaid, and if on or before the Redemption Date the funds necessary for the redemption shall have been set aside so as to be available therefore, then the dividends thereon shall cease to accrue after the Redemption Date and all rights with respect to the Series C Preferred Securities so called for redemption shall forthwith after such Redemption Date cease, except the right of the holders to receive the Redemption Price, without interest. If such notice of redemption of all or any part of the Series C Preferred Securities shall have been mailed as aforesaid and the Company shall thereafter deposit money for the payment of the Redemption Price pursuant thereto with any bank or trust company (the “Depositary Company”), including any Affiliate of the Company, selected by the Board of Directors for that purpose, to be applied to such redemption, then from and after the making of such deposit, such Series C Preferred Securities shall not be deemed to be outstanding for any purpose, and the rights of the holders thereof shall be limited to the rights to receive payment of the Redemption Price, without interest but including any declared, but unpaid, dividends to the Redemption Date, from the Depositary Company, if applicable, upon endorsement, if required, and surrender of the certificates therefore. The Company shall be entitled to receive, from time to time, from the Depositary Company, the interest, if any, allowed on such moneys deposited with it, and the holders of any Series C Preferred Securities so redeemed shall have no claim to any such interest. Any moneys so deposited and remaining unclaimed at the end of three years from the Redemption Date shall, if thereafter requested by resolution of the Board of Directors, be repaid to the Company, and in the event of such repayment to the Company, such holders of record of the Series C Preferred Securities so redeemed which shall not have made claim against such moneys prior to such repayment to the Company shall be deemed to be unsecured creditors of the Company for an amount equivalent to the amount deposited as stated above for the redemption of the Series C Preferred Securities and so repaid to the Company, but shall in no event be entitled to any interest.

(e) Subject to the provisions herein, the Board of Directors shall have authority to prescribe from time to time the manner in which the Series C Preferred Securities shall be redeemed.

(f) Nothing contained herein shall limit any legal right of the Company to purchase any shares of the Series C Preferred Securities.

Section 7.    Conversion.    The holders of the Series C Preferred Securities shall not have any rights to convert such Series C Preferred Securities into shares of any other class of capital stock of the Company.

Section 8.    Rank.    Notwithstanding anything set forth in the Certificate of Incorporation of the Company or this Certificate to the contrary, the Board of Directors, without the vote of the holders of the Series C Preferred Securities, may authorize and issue additional shares of Junior Securities and/or Parity Securities. For so long as any Series C Preferred Securities remain outstanding, the Company may not, without the consent or approval of the holders of at least two-thirds of the outstanding Series C Preferred Securities, issue any series of stock ranking senior to Series C Preferred Securities as to dividends and upon voluntary or involuntary liquidation, dissolution or winding-up of affairs of the Company. Additional preferred stock ranking on parity with the Series C Preferred Securities may be issued without stockholder vote but such issuance shall require approval of a majority of Independent Directors.

Section 9.    Restrictions on Ownership and Transfer.    (a) Any Transfer that, if effective, would result in the Series A Preferred Securities, Series B Preferred Securities, Series C Preferred Securities and Series D Preferred Securities, collectively, being Beneficially Owned by less than one hundred Persons, determined without reference to any rules of attribution, (i) shall be null and void ab initio as to the Transfer of such Series C Preferred Securities which would be otherwise Beneficially Owned by the transferee thereof, and (ii) such intended transferee shall acquire no rights whatsoever in such Series C Preferred Securities.

(b) Any Transfer that, if effective, would result in the Company being “closely held” within the meaning of Section 856(h) of the Code, (i) shall be null and void ab initio as to the Transfer of such Series C Preferred Securities which would cause the Company to be “closely held” within the meaning of Section 856(h) of the Code, and (ii) the intended transferee thereof shall acquire no rights in such Series C Preferred Securities.

(c) If the Board of Directors or its properly authorized designees shall at any time determine in good faith that a Transfer has taken place in violation of paragraphs (a) and/or (b) of this Section 9 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any Series C Preferred Securities in violation of paragraphs (a)

and/or (b) of this Section 9, the Board of Directors or its properly authorized designees shall take such action as it or they deem advisable to refuse to give effect or to prevent such Transfer (or any Transfer related to such intent), including, but not limited to, (i) refusing to give effect to such Transfer on the books of the Company, and/or (ii) instituting proceedings to enjoin such Transfer.

(d) Any Person who acquires or attempts to acquire Beneficial Ownership of Series C Preferred Securities in violation of paragraphs (a) and/or (b) of this Section 9 shall immediately give written notice to the Company of such event.

(e) Every Beneficial Owner of more than 2.0% of the outstanding Series C Preferred Securities shall, within 30 days after January 1 of each year, give written notice to the Company stating the name and address of such Beneficial Owner, the number of Series C Preferred Securities Beneficially Owned, and a description of how such securities are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT.

(f) Each Person who is a Beneficial Owner of Series C Preferred Securities and each Person, including the holder of record who is holding Series C Preferred Securities for a Beneficial Owner shall provide to the Corporation such information as the Corporation shall request, in good faith, in order to determine the Company’s status as a REIT or to comply with regulations promulgated under the REIT provisions of the Code.

Section 10.    Repurchase.    Subject to the limitations imposed herein, the Company may purchase and sell Series C Preferred Securities from time to time to such extent, in such manner, and upon such terms as the Board of Directors may determine; provided however, that the Company shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Company is, or by such purchase would be, rendered insolvent.

IN WITNESS WHEREOF, Wachovia Preferred Funding Corp. has caused this certificate to be signed by Thomas J. Wurtz, its Executive Vice President, and attested by Robert L. Andersen, its Assistant Secretary, this • day of •, 2002.

WACHOVIA PREFERRED FUNDING CORP.

By:
Name: Thomas J. Wurtz Title: Executive Vice President

ATTEST:

By:
Name: Robert L. Andersen Title: Assistant Secretary

WACHOVIA PREFERRED FUNDING CORP.

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF
8.5% NON-CUMULATIVE SERIES D PREFERRED STOCK

Wachovia Preferred Funding Corp., a corporation organized under the laws of the State of Delaware (the “Company”), pursuant to Section 151 of the Delaware General Corporation Law (the “DGCL”),

DOES HEREBY CERTIFY:

FIRST, that the Company is duly incorporated and is in good standing under the laws of the State of Delaware; and

SECOND, that pursuant to the authority vested in the Board of Directors of the Company by Article FOURTH of the Company’s Certificate of Incorporation, the Board of Directors of the Company duly adopted, by the unanimous written consent of its directors as of August 1, 2002, the following resolutions:

NOW THEREFORE, BE IT RESOLVED, that out of the total 75,001,000 shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), authorized by Article FOURTH of the Company’s Certificate of Incorporation, the Board of Directors shall and hereby does provide for the designation of a series of 913 shares of Preferred Stock which shall be issued in a single series to be known as “8.5% Non-cumulative Series D Preferred Stock” (the “Series D Preferred Stock”). The shares of the Series D Preferred Stock shall have, to the extent that such powers, preferences and rights and such qualifications, limitations and restrictions are not otherwise set forth in the Company’s Certificate of Incorporation, the powers, preferences and rights and qualifications, limitations and restrictions set forth below:

Section 1.    Dividends.    (a) The dividend rate for the Series D Preferred Stock shall be $85.00 per share per annum, accruing from the date of its issuance to and including the last day of June or the last day of December, whichever occurs first after such issuance (the “Initial Dividend Period”) and for each dividend payment period thereafter, commencing on July 1 and January 1, as the case may be, of each year and ending on and including the day next preceding the first day of the next such dividend payment period (including the Initial Dividend Period, each a “Dividend Period”), payable to holders of record thereof on the respective record dates (each, a “Dividend Record Date”) fixed for such purpose by the Board of Directors in advance of payment of such dividend. Until no longer outstanding, the holders of the Series D Preferred Stock shall be entitled to receive such cash dividends, and the Company shall be bound to pay the same, but only as, if and when declared by the Board of Directors, out of funds legally available for the payment thereof, on the 15th day of July and the last business day of December of each year (each, a “Dividend Payment Date”) for the Dividend Periods ending June 30 and December 31, respectively.

(b) Dividends shall be non-cumulative. If the Board fails to declare a dividend on the Series D Preferred Stock for a Dividend Period, then holders of the Series D Preferred Stock will have no right to receive a dividend for that Dividend Period, and the Company shall have no obligation to pay a dividend for that Dividend Period, whether or not dividends are declared and paid for any future Dividend Period, with respect to either the Series D Preferred Stock, other series of Preferred Stock, or the common stock, par value $0.01 per share, of the Company (the “Common Stock”).

(c) The amount of dividends per share of the Series D Preferred Stock payable for each Dividend Period (other than the Initial Dividend Period) shall be $42.50 (each, a “Dividend Payment”). The amount of dividends payable for the Initial Dividend Period or any period shorter than a full Dividend Period shall be computed on the basis a 360-day year having 30-day months and the actual number of days elapsed in the period.

(d) Holders of shares of the Series D Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends for each Dividend Period, as herein provided, on the Series D Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any Dividend Payment or Dividend Payments or failure to make any Dividend Payment or Dividend Payments.

(e) Notwithstanding anything set forth in the Certificate of Incorporation of the Company or this Certificate of Designations, Preferences and Rights to the contrary, the Board of Directors may declare, out of funds legally available for payment thereof, a dividend to the holders of Common Stock or any other series of Preferred Stock at any time and regardless of whether or not (i) any Dividend Payment or Dividend Payments were made on the Series D Preferred Stock for any Dividend Period or Dividend Periods or (ii) such dividend is declared prior to the then next succeeding Dividend Payment Date.

Section 2.    Liquidation Preference.    (a) The amount payable on the Series D Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of affairs of the Company shall be $1,000 per share and no more before any distribution shall be made to the holders of any shares of Common Stock or any other series of Preferred Stock stated to be junior in liquidation preference to the Series D Preferred Stock. The holders of Series D Preferred Stock shall not be entitled to any further payments in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of affairs of the Company other than what is expressly provided for in this Section 2(a).

(b) If the amounts available for distribution in respect of the Series D Preferred Stock and any other outstanding series of Preferred Stock ranking, upon liquidation, on a parity with the Series D Preferred Stock, upon voluntary or involuntary liquidation, dissolution or winding-up of affairs of the Company are not sufficient to satisfy the full liquidation rights of all of the outstanding Series D Preferred Stock and such other series of Preferred Stock, then the holders of the Series D Preferred Stock and such other series of Preferred Stock shall share ratably in any such distribution of assets in proportion to the full respective liquidation preference to which they are entitled.

(c) The sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a dissolution, liquidation or winding up of the Company, nor shall the merger or consolidation of the Company into or with any other corporation or association or the merger or consolidation of any other corporation or association into or with the Company be deemed to be a dissolution, liquidation or winding up of the Company.

Section 3.    Voting Rights.    The Series D Preferred Stock shall have no voting rights, except as expressly required by law.

Section 4.    Redemption.    (a) The Series D Preferred Stock shall be redeemable by the Company at any time at $1,000 per share plus declared, but unpaid, dividends to the Redemption Date (as defined below) on shares redeemed (the “Redemption Price”) with funds legally available for such purpose. The Company, at the option of the Board of Directors, may at any time redeem the whole, or from time to time may redeem any part, of the Series D Preferred Stock at such time or times by paying the Redemption Price, in cash, to the holders thereof.

(b) Not more than 60 days and not less than 10 days prior to the date established for such redemption (the “Redemption Date”), notice of the proposed redemption shall be mailed to the holders of record of the Series D Preferred Stock to be redeemed, such notice to be addressed to each such shareholder at his last known address shown on the records of the Company, and the time of mailing such notice shall be deemed to be the time of the giving thereof. On or after the Redemption Date, the Series D Preferred Stock called for redemption shall automatically, and without further action on the part of the holder thereof, be deemed to have been redeemed and the former holder thereof shall thereupon be entitled to receive payment of the Redemption Price. If such notice of redemption shall have been given as aforesaid, and if on or before the Redemption Date the funds necessary for the redemption shall have been set aside so as to be and continue available therefor, then the dividends thereon shall cease to accrue after the Redemption Date and all rights with respect to the shares so called for redemption shall forthwith after such Redemption Date cease, except only the right of the holders to receive the Redemption Price, without interest. If such notice of redemption of all or any part of the Series D Preferred Stock shall have been mailed as aforesaid and the Company shall thereafter deposit money for the payment of the Redemption Price pursuant thereto with any bank or trust company (the “Depositary”), including any Affiliate (as defined below) of the Company, selected by the Board of Directors for that purpose, to be applied to such redemption, then from and after the making of such deposit, such shares shall not be deemed to be outstanding for any purpose, and the rights of the holders thereof shall be limited to the rights to receive payment of the Redemption Price, without interest but including any declared, but unpaid, dividends to the Redemption Date, from the Depositary, if applicable, upon endorsement, if required, and surrender of the certificates therefor. The Company shall be entitled to receive, from time to time, from the Depositary, the interest, if any, allowed on such moneys deposited with it, and the holders of any shares so redeemed shall have no claim to any such interest. Any moneys so deposited and remaining unclaimed at the end of three years from the Redemption Date shall, if thereafter requested by resolution of the Board of Directors, be repaid to the Company, and in the event of such repayment to the Company, such holders of record of the shares so called for redemption as shall not have made claim against such moneys prior to such repayment to the Company shall be deemed to be unsecured creditors of the Company for an amount equivalent to the amount deposited as above stated for the redemption of such shares and so repaid to the Company, but shall in no event be entitled to any interest. As used herein, “Affiliate” of any specified person shall means (i) any other Person (as defined below) which, directly or indirectly, is in control of, is controlled by or is under common control with such specified person or (ii) any other person who is a director or executive officer (A) of such specified Person, (B) of any subsidiary of such specified Person, or (C) of any Person described in clause (i) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. “Person” shall mean an individual, corporation, partnership, estate, trust, association, private foundation, joint stock company, or other entity.

(c) Subject to the provisions hereof, the Board of Directors shall have authority to prescribe from time to time the manner in which the Series D Preferred Stock shall be redeemed.

(d) Nothing contained herein shall limit any legal right of the Company to purchase any shares of the Series D Preferred Stock.

Section 5.    Conversion.    The holders of this Series D Preferred Stock shall not have any rights to convert such shares into shares of any other class of capital stock of the Company.

Section 6.    Rank; Additional Stock.    Notwithstanding anything set forth in the Certificate of Incorporation of the Company or this Certificate of Designations, Preferences and Rights to the contrary, the Board of Directors, without the vote of the holders of the Series D Preferred Stock, may authorize and issue additional shares of Common Stock and/or other series of Preferred Stock ranking, as to dividends and upon liquidation, junior to, senior to or on parity with the Series D Preferred Stock.

Section 7.    Transfer Restrictions.    The Series D Preferred Stock is transferable by any holder thereof, subject to applicable securities laws; provided however, that the Company shall have a right of first refusal regarding any such proposed transfer; and provided further however, that the Company may deny any proposed transfer of the Series D Preferred Stock which, in the reasonable judgment of the Company, may adversely impact the ability of the Company to maintain its status as a corporation qualified for treatment as a “Real Estate Investment Trust” under relevant tax laws and regulations.

Section 8.    Repurchase.    Subject to the limitations imposed herein, the Company may purchase and sell Series D Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors may determine; provided however, that the Company shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Company is, or by such purchase would be, rendered insolvent.

Section 9.    Form.    The Series D Preferred Stock shall be issued and sold in uncertificated form.

IN WITNESS WHEREOF, Wachovia Preferred Funding Corp. has caused this certificate to be signed by Pat Shevlin, its Senior Vice President, and attested by Robert L. Andersen, its Secretary, this 1st day of August, 2002.

WACHOVIA PREFERRED FUNDING CORP.

By:	/s/ PAT SHEVLIN
Name: Pat Shevlin Title: Senior Vice President

ATTEST:

By:	/s/ ROBERT L. ANDERSEN
Name: Robert L. Andersen Title: Secretary

48